As filed with the Securities and Exchange Commission on June 12, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIPATH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0407364
(State of Incorporation)	(I.R.S. Employer Identification No.)

2560 Orchard Parkway, San Jose, CA 95131

(Address of principal executive offices)

2000 Stock Plan

(Full title of the plan)

Dr. Adya S. Tripathi

Chairman of the Board

President and Chief Executive Officer

Tripath Technology Inc.

2560 Orchard Parkway

San Jose, CA 95131

(408) 750-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Segre, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value, to be issued under the 2000 Stock Plan or under the 2000 Employee Stock Purchase Plan	2,500,000 shares	$0.30	(2)	$750,000	(2)	$80.25

(1)	This Registration Statement shall cover any additional shares of common stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “Act”). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on the OTC Bulletin Board on June 9, 2006, for 2,500,000 shares reserved for future grant pursuant to the Registrant’s 2000 Stock Plan and the Registrant’s 2000 Employee Stock Purchase Plan.

TRIPATH TECHNOLOGY INC.

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of Common Stock of Tripath Technology Inc. (the “Company”) to be issued pursuant to the Company’s 2000 Stock Plan and the Company’s 2000 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on (i) January 11, 2001 (File No. 333-53552) (ii) August 22, 2003 (File No. 333-108178) and (iii) August 6, 2004 (File No. 333-118010) (collectively, the “Previous Form S-8s”), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Company, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These reports the Registrant has most recently filed with the SEC are listed below in Part II, Item 3.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

Omitted pursuant to the instructions and provisions of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Tripath Technology Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a) The Company’s Annual Report on Form 10-K, as amended, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended September 30, 2005 (File No. 000-31081);

(b) The Company’s Quarterly Report on Form 10-Q, filed pursuant to Section 13 of the Exchange Act, for the quarter ended March 31, 2006 (File No. 000-31081); and

(c) The description of the Company’s common stock set forth in its Registration Statement on Form S-1 (File No. 333-35028), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Omitted pursuant to the instructions and provisions of Form S-8.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Tripath Technology Inc.’s registration statement on Form S-1, registration number 333-35028, as amended).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Appendix B of Tripath Technology Inc.’s definitive proxy statement on Schedule 14A filed on May 4, 2006)

4.3	Bylaws, as amended (incorporated by reference to Exhibit 3.2 of Tripath Technology Inc.’s Form 10-K/T for the transition period ended September 30, 2004, filed on February 3, 2005).

4.4	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of Tripath’s registration statement on Form S-1, registration number 333-35028, as amended)

4.5	Form of Common Stock Purchase Warrant, dated March 2, 1998 (incorporated by reference to Exhibit 4.2 of Tripath’s registration statement on Form S-1, registration number 333-123551, as amended).

4.6	Second Amended and Restated Shareholder Rights Agreement, dated September 15, 1998, between Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 10.6 of Tripath’s registration statement on Form S-1, registration number 333-35028, as amended)

4.7	Form of Common Stock Purchase Warrant, dated July 28, 2000 (incorporated by reference to Exhibit 4.4 of Tripath’s registration statement on Form S-1, registration number 333-123551, as amended)

4.8	Registration Rights Agreement, dated January 24, 2002, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.1 of Tripath’s current report on Form 8-K filed on January 30, 2002)

Exhibit Number	Description
4.9	Registration Rights Agreement, dated March 3, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.6 of Tripath’s registration statement on Form S-1, registration number 333-123551, as amended)

4.10	Form of Common Stock Purchase Warrant issued in connection with Securities Purchase Agreement, dated March 3, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.7 of Tripath’s registration statement on Form S-1, registration number 333-123551, as amended)

4.11	Form of 6% Senior Secured Convertible Debenture, dated November 8, 2005, issued in connection with Securities Purchase Agreement dated November 8, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.1 of Tripath’s current report on Form 8-K filed on November 9, 2005)

4.12	Form of Series A/Series B Common Stock Purchase Warrant, dated November 8, 2005, issued in connection with Securities Purchase Agreement dated November 8, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc (incorporated by reference to Exhibit 4.2 of Tripath’s current report on Form 8-K filed on November 9, 2005)

4.13	Registration Rights Agreement, dated November 8, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.3 of Tripath’s current report on Form 8-K filed on November 9, 2005)

4.14	Form of Common Stock Purchase Warrant, dated February 14, 2006, issued in connection with the Warrant Issuance Agreement dated February 14, 2006, by and among Tripath Technology Inc. and the Purchasers named therein (incorporated by reference to Exhibit 4.11 of Tripath’s registration statement on Form S-1, registration number 333-132125)

4.15	Warrant issuance Agreement dated February 14, 2006, by and among Tripath Technology Inc. and the Purchasers named therein (incorporated by reference to Exhibit 10.16 of Tripath’s registration statement on Form S-1, registration number 333-132125)

4.16	Amended and Restated 2000 Stock Plan (incorporated by reference to Exhibit 10.1 of Tripath Technology Inc.’s current report on Form 8-K, filed on February 28, 2006).

4.17	Amended and Restated 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of Tripath Technology Inc.’s current report on Form 8-K, filed on February 28, 2006).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of Tripath Technology Inc. (see the signature page of this Form S-8).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [omitted]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 12, 2006.

TRIPATH TECHNOLOGY INC.

By:	/s/ Dr. Adya S. Tripathi
Dr. Adya S. Tripathi
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. Adya S. Tripathi and Jeffrey L. Garon, and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dr. Adya S. Tripathi Dr. Adya S. Tripathi	President, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2006

/s/ Jeffrey L. Garon Jeffrey L. Garon	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2006

/s/ A.K. Acharya A.K. Acharya	Director	June 12, 2006

/s/ Akifumi Goto Akifumi Goto	Director	June 12, 2006

/s/ Y.S. Fu Y.S. Fu	Director	June 12, 2006

/s/ Andy Jasuja Andy Jasuja	Director	June 12, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Tripath Technology Inc.’s registration statement on Form S-1, registration number 333-35028, as amended).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Appendix B of Tripath Technology Inc.’s definitive proxy statement on Schedule 14A filed on May 4, 2006)

4.3	Bylaws, as amended (incorporated by reference to Exhibit 3.2 of Tripath Technology Inc.’s Form 10-K/T for the transition period ended September 30, 2004, filed on February 3, 2005).

4.4	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of Tripath’s registration statement on Form S-1, registration number 333-35028, as amended)

4.5	Form of Common Stock Purchase Warrant, dated March 2, 1998 (incorporated by reference to Exhibit 4.2 of Tripath’s registration statement on Form S-1, registration number 333-123551, as amended).

4.6	Second Amended and Restated Shareholder Rights Agreement, dated September 15, 1998, between Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 10.6 of Tripath’s registration statement on Form S-1, registration number 333-35028, as amended)

4.7	Form of Common Stock Purchase Warrant, dated July 28, 2000 (incorporated by reference to Exhibit 4.4 of Tripath’s registration statement on Form S-1, registration number 333-123551, as amended)

4.8	Registration Rights Agreement, dated January 24, 2002, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.1 of Tripath’s current report on Form 8-K filed on January 30, 2002)

4.9	Registration Rights Agreement, dated March 3, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.6 of Tripath’s registration statement on Form S-1, registration number 333-123551, as amended)

4.10	Form of Common Stock Purchase Warrant issued in connection with Securities Purchase Agreement, dated March 3, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.7 of Tripath’s registration statement on Form S-1, registration number 333-123551, as amended)

4.11	Form of 6% Senior Secured Convertible Debenture, dated November 8, 2005, issued in connection with Securities Purchase Agreement dated November 8, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.1 of Tripath’s current report on Form 8-K filed on November 9, 2005)

4.12	Form of Series A/Series B Common Stock Purchase Warrant, dated November 8, 2005, issued in connection with Securities Purchase Agreement dated November 8, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc (incorporated by reference to Exhibit 4.2 of Tripath’s current report on Form 8-K filed on November 9, 2005)

4.13	Registration Rights Agreement, dated November 8, 2005, by and among Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc. (incorporated by reference to Exhibit 4.3 of Tripath’s current report on Form 8-K filed on November 9, 2005)

Exhibit Number	Description
4.14	Form of Common Stock Purchase Warrant, dated February 14, 2006, issued in connection with the Warrant Issuance Agreement dated February 14, 2006, by and among Tripath Technology Inc. and the Purchasers named therein (incorporated by reference to Exhibit 4.11 of Tripath’s registration statement on Form S-1, registration number 333-132125)

4.15	Warrant issuance Agreement dated February 14, 2006, by and among Tripath Technology Inc. and the Purchasers named therein (incorporated by reference to Exhibit 10.16 of Tripath’s registration statement on Form S-1, registration number 333-132125)

4.16	Amended and Restated 2000 Stock Plan (incorporated by reference to Exhibit 10.1 of Tripath Technology Inc.’s current report on Form 8-K, filed on February 28, 2006).

4.17	Amended and Restated 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of Tripath Technology Inc.’s current report on Form 8-K, filed on February 28, 2006).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of Tripath Technology Inc. (see the signature page of this Form S-8).